Registration No. 333-
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


        Delaware                                          38-0549190
(State or other jurisdiction                (I.R.S. Employee Identification No.)
of incorporation or organization)

    One American Road
    Dearborn, Michigan                                  48126-1899
(Address of principal executive offices)                 (Zip Code)

                          1998 Long-Term Incentive Plan
                            (Full Title of the Plan)

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)
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
                                                    CALCULATION OF REGISTRATION FEE
========================== ======================== ======================== ======================== =======================
                                                                                Proposed maximum
        Title of                                           Proposed            aggregate offering
    securities to be       Amount to be registered     maximum offering             price (e)               Amount of
       registered                 (a),(c)           price per share (b),(d)                            registration fee (f)
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                  100,920,303 (a)           $22.7335 (b)                 ______                  ______
$.01 par value                     shares
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,               1,686,800 (c) shares          $16.07 (d)                  ______                  ______
$.01 par value
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
                                                                              $2,321,388,235.33 (e)      $213,567.72 (f)
========================== ======================== ======================== ======================== =======================
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(a)  The number of shares being registered includes 100,920,303 shares of Common
     Stock of the Company  subject to options  granted under the 1998  Long-Term
     Incentive Plan (the "Plan").
(b)  Based on the  volume-weighted  average option price of (a) 8,724,980 shares of Common Stock of the Company  subject to options  granted  under the Plan and  outstanding  on May 6,  2002  with an  option

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     price of $31.95,  (b) 18,308,324  shares of Common Stock subject to options granted under the Plan and outstanding on May 6, 2002 with an option price of $22.73, (c) 26,350,049 shares of Common Stock subject to options granted under the Plan and outstanding on May 6, 2002, with an option price of $30.19, (d) 47,468,950 shares of Common Stock subject to options granted under the Plan and outstanding on May 6, 2002 with an option price of $16.91, and (e) 68,000 shares of Common Stock subject to options granted under the Plan and outstanding on May 6, 2002 with an option price of $17.09 in accordance with Rule 457(h) under the Securities Act of 1933.
(c) The number of shares registered includes 1,686,800 shares of Common Stock of the Company subject to options to be granted under the Plan.
(d) Based on the market price of Common Stock of the Company on May 6, 2002, in accordance with Rule 457(c) under the Securities Act of 1933.
(e) This amount is the sum of (a) the aggregate option price of 100,920,303 shares of Common Stock of the Company subject to options granted under the Plan and outstanding on May 6, 2002, with volume-weighted average option price of $22.7335, in accordance with Rule 457(h) under the Securities Act of 1933, and (b) the assumed aggregate option price of the remaining 1,686,800 shares of Common Stock being registered, based on the market price of Common Stock of the Company of May 6, 2002 in accordance with Rule 457(c) under the Securities Act of 1933.
(f) This amount is based on the proposed maximum aggregate offering price of $2,321,388,235.33. See note (e).

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                          1998 Long-Term Incentive Plan
                             _______________________


           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statement Nos. 333-57598, 333-37542, 333-70447 and 333-52399 are incorporated herein by reference.


Item 8. Exhibits.


Exhibit 4.1   -  Ford Motor Company 1998 Long-Term Incentive Plan.  Filed as
                 Exhibit 10-W to Ford's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

Exhibit 4.2   -  Amendment to 1998 Long-Term Incentive Plan, effective as of
                 January 1, 1999. Filed as Exhibit 10-U-1 to Ford's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 4.3   -  Amendment to 1998 Long-Term Incentive Plan, effective as of
                 March 10, 2000. Filed as Exhibit 10-U-2 to Ford's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 4.4   -  Amendment to 1998 Long-Term Incentive Plan, effective as of
                 January 31, 2002. Filed as Exhibit 10-S-3 to Ford's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.

Exhibit 5     -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                 Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 23    -  Consent of Independent Certified Public Accountants. Filed
                 with this Registration Statement.

Exhibit 24.1  -  Powers of Attorney authorizing signature.  Filed with this
                 Registration Statement.

Exhibit 24.2  -  Certified  resolutions  of Board of Directors  authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.

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     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 10th day of May, 2002.



                                          FORD MOTOR COMPANY

                                           By: William Clay Ford, Jr.*
                                              -------------------------------
                                              (William Clay Ford, Jr.)
                                              Chairman of the Board of Directors

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.
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


         Signature                                         Title                              Date
         ---------                                         -----                              ----

     William Clay Ford, Jr.*                    Director, Chairman of the
-------------------------------                 Board and Chief Executive Officer
    (William Clay Ford, Jr.)                    and Chair of the
                                                Environmental and Public
                                                Policy Committee and the
                                                Nominating and Governance
                                                Committee
                                                (principal executive officer)

        John R. H. Bond*                        Director                                  May 10, 2002
-------------------------------
       (John R. H. Bond)



        Edsel B. Ford II*                       Director
-------------------------------
       (Edsel B. Ford II)



       William Clay Ford*                       Director
-------------------------------
      (William Clay Ford)


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         Signature                                         Title                              Date
         ---------                                         -----                              ----


     Irvine O. Hockaday, Jr.*                   Director and
-------------------------------                 Chair of the
    (Irvine O. Hockaday, Jr.)                   Audit Committee




       Marie-Josee Kravis*                      Director and Chair
-------------------------------                 of the Compensation Committee
      (Marie-Josee Kravis)



     Richard A. Manoogian*                      Director
-------------------------------
    (Richard A. Manoogian)



        Ellen R. Marram*                        Director
-------------------------------
       (Ellen R. Marram)



       Homer A Neal*                            Director                                  May 10, 2002
-------------------------------
      (Homer A. Neal)



       Jorma Ollila*                            Director
-------------------------------
      (Jorma Ollila)



       Carl E. Reichardt*                       Director, Chair of
-------------------------------                 the Finance Committee
      (Carl E. Reichardt)                       and Vice Chairman



        Robert E. Rubin*                        Director
-------------------------------
       (Robert E. Rubin)


     Nicholas V. Scheele*                       Director and President and
-------------------------------                 Chief Operating Officer
    (Nicholas V. Scheele)


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         Signature                                         Title                              Date
         ---------                                         -----                              ----


        John L. Thornton*                       Director
-------------------------------
       (John L. Thornton)



         I. Martin Inglis*                      Group Vice President and                  May 10, 2002
-------------------------------                 Chief Financial Officer
        (I. Martin Inglis)                      (principal financial officer)



     Don R. Leclair*                            Vice President and Controller
-------------------------------                 (principal accounting officer)
    (Don R. Leclair)




*By: K. S. Lamping
--------------------------------
    (K. S. Lamping)
     Attorney-in-Fact

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                                  EXHIBIT INDEX
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

                                                                                            Sequential Page
                                                                                            at Which Found
                                                                                            (or Incorporated
                                                                                             by Reference)
                                                                                            ----------------
Exhibit 4.1   -  Ford Motor Company 1998 Long-Term Incentive Plan.  Filed as
                 Exhibit 10-W to Ford's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

Exhibit 4.2   -  Amendment to 1998 Long-Term Incentive Plan, effective as of
                 January 1, 1999. Filed as Exhibit 10-U-1 to Ford's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 4.3   -  Amendment to 1998 Long-Term Incentive Plan, effective as of
                 March 10, 2000. Filed as Exhibit 10-U-2 to Ford's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 4.4   -  Amendment to 1998 Long-Term Incentive Plan, effective as of
                 January 31, 2002. Filed as Exhibit 10-S-3 to Ford's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.

Exhibit 5     -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                 Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 23    -  Consent of Independent Certified Public Accountants. Filed
                 with this Registration Statement.

Exhibit 24.1  -  Powers of Attorney authorizing signature.  Filed with this
                 Registration Statement.

Exhibit 24.2  -  Certified  resolutions  of Board of Directors  authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.
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